EXHIBIT 99.1
WESTLAKE CHEMICAL PARTNERS LP

Contact—(713) 585-2900
Investors—Steve Bender
Media—L. Benjamin Ederington

Westlake Chemical Partners LP Announces Second Quarter 2023 Results
•Declared quarterly distribution of $0.4714 per unit; 36th consecutive quarterly distribution
HOUSTON--(BUSINESS WIRE)--Westlake Chemical Partners LP (NYSE: WLKP) (the "Partnership") today reported net income attributable to the Partnership in the second quarter of 2023 of $11.9 million, or $0.34 per limited partner unit, a decrease of $4.5 million compared to second quarter 2022 net income of $16.4 million. The reduction in Partnership net income in the second quarter of 2023 compared to the second quarter of 2022 was the result of lower production volumes, due to the planned Calvert City maintenance turnaround, and higher interest expense. Cash flows from operating activities in the second quarter of 2023 were $98.5 million, a decrease of $22.4 million compared to second quarter 2022 cash flows from operating activities of $120.9 million. The decrease was primarily due to lower net income at OpCo. For the three months ended June 30, 2023, MLP distributable cash flow was $15.0 million, a decrease of $4.6 million compared to second quarter 2022 MLP distributable cash flow. The decrease in MLP distributable cash flow was primarily attributable to impacts from the Calvert City turnaround and higher interest expense.
Second quarter 2023 net income attributable to the Partnership of $11.9 million decreased by $3.0 million compared to first quarter 2023 net income of $14.9 million due to impacts from the Calvert City turnaround. Second quarter 2023 cash flows from operating activities of $98.5 million decreased by $46.4 million compared to first quarter 2023 cash flows from operating activities of $144.9 million due to lower net income at OpCo and cash costs associated with the Calvert City turnaround. Second quarter 2023 MLP distributable cash flow of $15.0 million decreased by $2.6 million compared to first quarter 2023 MLP distributable cash flow of $17.6 million, primarily due to lower net income at OpCo.
"As expected, the Partnership's net income and distributable cash flow in the second quarter of 2023 were below both the prior year and prior quarter levels due to the planned maintenance turnaround at Calvert City, which only occurs roughly every seven years. While costs to perform the maintenance were fully paid for by reserves from our ethylene sales agreement with Westlake, the reduced production volume at Calvert City for the duration of the turnaround negatively impacted our sales volume, net income and distributable cash flow," said Albert Chao, President and Chief Executive Officer. "Due to the strong efforts of OpCo's employees, the Calvert City turnaround was completed on schedule during the second quarter. Looking forward, we expect distributable cash flow to improve in the second half of 2023 from second quarter levels now that our maintenance work is behind us. We remain excited about the strong underlying fundamentals of the Partnership and the stability provided to our financial results by our ethylene sales agreement that provides a fixed margin on 95% of our production."
On August 1, 2023, the Partnership announced that the Board of Directors of Westlake Chemical Partners GP LLC had approved a quarterly distribution for the second quarter of 2023 of $0.4714 per unit to be payable on August 25, 2023 to unitholders of record as of August 11, 2023, representing the 36th consecutive quarterly distribution to our unitholders. MLP distributable cash flow provided trailing twelve-month coverage of 1.05x the declared distributions for the second quarter of 2023.
OpCo's Ethylene Sales Agreement with Westlake is designed to provide for stable and predictable cash flows. The agreement provides that 95% of OpCo's ethylene production is sold to Westlake for a cash margin of $0.10 per pound, net of operating costs, maintenance capital expenditures and reserves for future turnaround expenditures.

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The statements in this release and the related teleconference relating to matters that are not historical facts, such as those with respect to the ability to deliver value, returns, predictable cash flows and distributions to unitholders, demand for ethylene and expected margins and production volumes, contracted volumes, the expectation that strong distributions will continue, and the nature of the sales agreement with Westlake, are forward-looking statements. These forward-looking statements are subject to significant risks and uncertainties. Actual results could differ materially, based on factors including, but not limited to, the COVID-19 pandemic and the response thereto; operating difficulties; the volume of ethylene that we are able to sell; the price at which we are able to sell ethylene; changes in the price and availability of feedstocks; changes in prevailing economic conditions, including inflation, interest rates and possible recession; actions and commitments of Westlake Corporation; actions of third parties; inclement or hazardous weather conditions, including flooding, and the physical impacts of climate change; environmental hazards; changes in laws and regulations (or the interpretation thereof); inability to acquire or maintain necessary permits; inability to obtain necessary production equipment or replacement parts; technical difficulties or failures; labor disputes; difficulty collecting receivables; inability of our customers to take delivery; fires, explosions or other industrial accidents; our ability to borrow funds and access capital markets; and other risk factors. For more detailed information about the factors that could cause actual results to differ materially, please refer to the Partnership's Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC in March 2023, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which was filed with the SEC in May 2023.

This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of the Partnership's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, the Partnership's distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

Use of Non-GAAP Financial Measures

This release makes reference to certain "non-GAAP" financial measures, such as MLP distributable cash flow and EBITDA. For this purpose, a non-GAAP financial measure is generally defined by the Securities and Exchange Commission ("SEC") as a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that (1) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the registrant; or (2) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. We report our financial results in accordance with U.S. GAAP, but believe that certain non-GAAP financial measures, such as MLP distributable cash flow and EBITDA, provide useful supplemental information to investors regarding the underlying business trends and performance of our ongoing operations and are useful for period-over-period comparisons of such operations. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with U.S. GAAP. We define MLP distributable cash flow as distributable cash flow less distributable cash flow attributable to Westlake Corporation's noncontrolling interest in OpCo and distributions attributable to the incentive distribution rights holder. MLP distributable cash flow does not reflect changes in working capital balances. We define EBITDA as net income before interest expense, income taxes, depreciation and amortization. MLP distributable cash flow and EBITDA are non-GAAP supplemental financial measures that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess our operating performance as compared to other publicly traded partnerships, our ability to incur and service debt and fund capital expenditures and the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities. Reconciliations of MLP distributable cash flow to net income and to net cash provided by operating activities and of EBITDA to net income, income from operations and net cash provided by operating activities can be found in the financial schedules at the end of this press release.

Westlake Chemical Partners LP
Westlake Chemical Partners is a limited partnership formed by Westlake Corporation to operate, acquire and develop ethylene production facilities and other qualified assets. Headquartered in Houston, the Partnership owns a 22.8% interest in Westlake Chemical OpCo LP. Westlake Chemical OpCo LP's assets consist of three ethylene production facilities in Calvert City, Kentucky, and Lake Charles, Louisiana and an ethylene pipeline. For more information about Westlake Chemical Partners LP, please visit http://www.wlkpartners.com.

Westlake Chemical Partners LP Conference Call Information:
A conference call to discuss Westlake Chemical Partners' second quarter 2023 results will be held Thursday, August 3, 2023 at 1:00 PM Eastern Time (12:00 PM Central Time). To access the conference call, it is necessary to pre-register at https://register.vevent.com/register/BIb635b9f0d11a495fb699666f55842f0b. Once registered, you will receive a phone number and unique PIN number.

A replay of the conference call will be available beginning two hours after its conclusion. The conference call and replay will be available via webcast at https://edge.media-server.com/mmc/p/8hay9rav.

WESTLAKE CHEMICAL PARTNERS LP ("WESTLAKE PARTNERS")
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

	(In thousands of dollars, except per unit data)
Revenue
Net sales—Westlake Corporation ("Westlake")	$224,575	$365,112	$482,046	$655,769
Net co-products, ethylene and other sales—third parties	39,602	83,673	89,808	155,416
Total net sales	264,177	448,785	571,854	811,185
Cost of sales	176,455	351,483	378,059	622,444
Gross profit	87,722	97,302	193,795	188,741
Selling, general and administrative expenses	7,229	9,919	15,143	18,146
Income from operations	80,493	87,383	178,652	170,595
Other income (expense)
Interest expense—Westlake	(6,117)	(2,859)	(13,432)	(5,058)
Other income, net	1,061	90	1,881	65
Income before income taxes	75,437	84,614	167,101	165,602
Provision for income taxes	173	175	385	338
Net income	75,264	84,439	166,716	165,264
Less: Net income attributable to noncontrolling interest in Westlake Chemical OpCo LP ("OpCo")	63,378	68,001	139,938	132,632
Net income attributable to Westlake Partners	$11,886	$16,438	$26,778	$32,632

Net income per limited partner unit attributable to Westlake Partners (basic and diluted)
Common units	$0.34	$0.47	$0.76	$0.93

Distributions declared per unit	$0.4714	$0.4714	$0.9428	$0.9428

MLP distributable cash flow	$14,985	$19,584	$32,536	$38,875

Distributions declared
Limited partner units—publicly and privately held	$9,946	$9,938	$19,892	$19,881
Limited partner units—Westlake	6,658	6,657	13,315	13,314
Total distributions declared	$16,604	$16,595	$33,207	$33,195
EBITDA	$108,594	$118,482	$234,209	$232,951

WESTLAKE CHEMICAL PARTNERS LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2023	December 31, 2022

	(In thousands of dollars)
ASSETS
Current assets
Cash and cash equivalents	$59,434	$64,782
Receivable under the Investment Management Agreement—Westlake	94,230	64,996
Accounts receivable, net—Westlake	45,467	90,965
Accounts receivable, net—third parties	17,443	20,030
Inventories	3,260	4,715
Prepaid expenses and other current assets	718	305
Total current assets	220,552	245,793
Property, plant and equipment, net	963,490	990,213
Other assets, net	151,545	135,973
Total assets	$1,335,587	$1,371,979

LIABILITIES AND EQUITY
Current liabilities (accounts payable and accrued and other liabilities)	$66,317	$66,941
Long-term debt payable to Westlake	399,674	399,674
Other liabilities	1,638	1,656
Total liabilities	467,629	468,271
Common unitholders—publicly and privately held	476,791	480,643
Common unitholder—Westlake	51,282	53,859
General partner—Westlake	(242,572)	(242,572)
Total Westlake Partners partners' capital	285,501	291,930
Noncontrolling interest in OpCo	582,457	611,778
Total equity	867,958	903,708
Total liabilities and equity	$1,335,587	$1,371,979
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WESTLAKE CHEMICAL PARTNERS LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
	2023	2022

	(In thousands of dollars)
Cash flows from operating activities
Net income	$166,716	$165,264
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	53,676	62,291
Net loss on disposition and other	725	6,801
Other balance sheet changes	22,286	(8,689)
Net cash provided by operating activities	243,403	225,667
Cash flows from investing activities
Additions to property, plant and equipment	(17,169)	(32,334)
Investments with Westlake under the Investment Management Agreement	(164,116)	(170,000)
Maturities of investments with Westlake under the Investment Management Agreement	135,000	147,000
Net cash used for investing activities	(46,285)	(55,334)
Cash flows from financing activities
Proceeds from debt payable to Westlake	98,500	—
Repayment of debt payable to Westlake	(98,500)	—
Quarterly distributions to noncontrolling interest retained in OpCo by Westlake	(169,259)	(135,818)
Quarterly distributions to unitholders	(33,207)	(33,203)
Net cash used for financing activities	(202,466)	(169,021)
Net increase (decrease) in cash and cash equivalents	(5,348)	1,312
Cash and cash equivalents at beginning of period	64,782	17,057
Cash and cash equivalents at end of period	$59,434	$18,369

WESTLAKE CHEMICAL PARTNERS LP
RECONCILIATION OF MLP DISTRIBUTABLE CASH FLOW TO NET INCOME
AND NET CASH PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended March 31,	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2023	2022	2023	2022

	(In thousands of dollars)
Net cash provided by operating activities	$144,860	$98,543	$120,857	$243,403	$225,667
Changes in operating assets and liabilities and other	(53,408)	(23,279)	(36,418)	(76,687)	(60,403)
Net income	91,452	75,264	84,439	166,716	165,264
Add:
Depreciation, amortization and disposition of property, plant and equipment	27,003	27,095	31,469	54,098	65,722
Less:
Contribution to turnaround reserves	(7,306)	(6,967)	(7,284)	(14,273)	(14,488)
Maintenance capital expenditures	(8,024)	(6,521)	(10,372)	(14,545)	(23,825)
Distributable cash flow attributable to noncontrolling interest in OpCo	(85,574)	(73,886)	(78,668)	(159,460)	(153,798)
MLP distributable cash flow	$17,551	$14,985	$19,584	$32,536	$38,875

WESTLAKE CHEMICAL PARTNERS LP
RECONCILIATION OF EBITDA TO NET INCOME, INCOME FROM OPERATIONS AND NET CASH
PROVIDED BY OPERATING ACTIVITIES
(Unaudited)

	Three Months Ended March 31,	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2023	2022	2023	2022

	(In thousands of dollars)
Net cash provided by operating activities	$144,860	$98,543	$120,857	$243,403	$225,667
Changes in operating assets and liabilities and other	(53,408)	(23,279)	(36,418)	(76,687)	(60,403)
Net income	91,452	75,264	84,439	166,716	165,264
Less:
Other income, net	820	1,061	90	1,881	65
Interest expense—Westlake	(7,315)	(6,117)	(2,859)	(13,432)	(5,058)
Provision for income taxes	(212)	(173)	(175)	(385)	(338)
Income from operations	98,159	80,493	87,383	178,652	170,595
Add:
Depreciation and amortization	26,636	27,040	31,009	53,676	62,291
Other income, net	820	1,061	90	1,881	65
EBITDA	$125,615	$108,594	$118,482	$234,209	$232,951